Exhibit 10.1

FOURTH AMENDMENT TO LOAN AGREEMENT

This FOURTH AMENDMENT TO LOAN AGREEMENT (this "Amendment"), is effective as of June 30, 2020 and is entered into by and between CDOR KCI LOFT, LLC, a Delaware limited liability company ("CDOR KCI") and TRS KCI LOFT, LLC, a Delaware limited liability company ("TRS KCI", and together with CDOR KCI, individually a "Borrower" and collectively, the "Borrowers") and GREAT WESTERN BANK ("Bank").

PRELIMINARY STATEMENTS.  Borrowers and Bank entered into a Loan Agreement dated as of December 14, 2016, as amended by a First Amendment to Loan Agreement dated as of March 8, 2019, by a Second Amendment to Loan Agreement dated as of March 30, 2020, and by a Third Amendment dated as of May 13, 2020 (and as amended by any and other modifications or amendments thereto is hereinafter referred to as the "Loan Agreement"; the terms defined in the Loan Agreement are used herein as therein defined).  Borrowers and Bank have agreed to amend certain provisions of the Loan Agreement.

NOW, THEREFORE, Borrowers and Bank agree as follows:

SECTION 1.Payment Deferral. Notwithstanding any provision contained in the Loan Agreement to the contrary, Bank hereby defers the monthly principal and interest payments due pursuant to Sections 2.01(d) and 2.02(d) of the Loan Agreement on July 1, 2020, August 1, 2020 and September 1, 2020. Borrowers shall commence making the monthly principal and interest payments due pursuant to Sections 2.01(d) and 2.02(d) of the Loan Agreement on October 1, 2020 by automatically transferring such payments to Bank from Borrowers’ account with Huntington National Bank. Notwithstanding such payment deferral, interest will continue to accrue on the Loans in accordance with Sections 2.01(c) and 2.02(c), as applicable and the outstanding unpaid principal and any accrued and unpaid interest on the Loans shall be paid on the Maturity Date or the Extended Maturity Date, as applicable.

SECTION 2. Merger.  Borrowers have notified Bank that their parent company, Guarantor, has renewed discussions with NexPoint Hospitality Trust (“NexPoint”) to enter into a merger agreement pursuant to which Condor (and its subsidiaries, including Borrowers) will become subsidiaries of NexPoint or NexPoint will become a subsidiary of Condor. Borrowers have further notified Bank that Guarantor intends to execute the merger agreement by August 1, 2020 and close on March 31, 2021. Upon execution of the merger agreement, Borrowers will promptly notify Bank and provide Bank with copies of documents related to the merger and the financial condition of NexPoint requested by Bank.

SECTION 3.Additional Reporting Requirements.  Within ten (10) Business Days after a request from Bank, Borrowers will provide Bank with financial statements and other financial documents, board of directors minutes, and other information related to Guarantor’s liquid assets (including cash, publicly traded stocks, money market instruments and government bonds), a summary of Guarantor’s and its subsidiaries’ liquidity needs in connection with projected operations form the date of the request until the closing on the merger described in Section 2 above, and Guarantor’s plans or ability to access additional liquid assets through the incurrence of additional Debt or issuance of additional stock or both.

SECTION 4.Reopening. Borrowers have notified Bank that they intend to reopen the hotel on the Real Property between July 1, 2020 and August 1, 2020. If, for any reason, Borrowers elect to push the reopening date to later than August 1, 2020, Borrowers will

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promptly notify Bank of the delayed reopening date and the reasons for such delayed reopening.

SECTION 5.Reserve Account. Pursuant to Section 2.01 of the Loan Agreement, on the Closing Date, Borrowers deposited $1,500,000 of the proceeds of Loan 1 into the Reserve Account to be used by Borrowers to make renovations to the Real Property required by the PIP. Section 2.01 of the Loan Agreement further provides that, in addition to using proceeds of Loan 1 for the PIP renovations, Borrowers may use the proceeds to acquire the Real Property and the Personal Property, to pay for closing costs, and for other uses as approved by Bank. Borrowers have notified Bank that they completed the PIP renovations and $479,100 of the PIP Funds remain in the Reserve Account.

If Guarantor does not execute the merger agreement in accordance with Section 2 above, if Borrowers do not reopen the Real Property by the deadline set forth in Section 4 above, or if Borrowers anticipate they will not meet the minimum Debt Service Coverage Ratio (pre-distribution and post-distribution) for the measuring period ending September 30, 2020 as set forth in Section 5.01(k) of the Loan Agreement, then Bank,  it its sole discretion, may use the Reserve Account to pay down the accrued but unpaid interest on the Loans. Bank will promptly notify Borrowers of its decision to use the funds in the Reserve Account for such purpose.

Notwithstanding the forgoing, the Reserve Account shall continue to be made available to Borrowers in accordance with the Loan Agreement for any new property improvements required by the Franchisor and for replacements or renovations of the Real Property approved by Bank in its reasonable discretion.

SECTION 6.  Representations and Warranties of Borrowers.  Each Borrower represents and warrants as follows:

(a)Such Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)The execution, delivery and performance by such Borrower of this Amendment and the Loan Agreement, as amended hereby, are within such Borrower's powers, have been duly authorized by all necessary action and do not contravene such Borrower's Organization Documents, or any law or any contractual restriction binding on or affecting such Borrower, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(c)No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Borrower of this Amendment and the Loan Agreement, as amended hereby.

(d)This Amendment and the Loan Agreement, as amended hereby, constitute, legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

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(e)There is no pending or threatened action or proceeding affecting such Borrower before any arbitrator or Governmental Authority, which may materially adversely affect the financial condition or operations of such Borrower.

(f)No Event of Default under the Loan Agreement has occurred and is continuing.

SECTION 7.Effectiveness.  This Amendment shall become effective when and only when Bank shall have received counterparts of this Amendment duly executed by Borrowers and Guarantor, a Deposit Account Control Agreement for the Reserve Account duly executed by Borrowers, and a modification fee in the amount of $500 and Bank’s legal counsel has received all legal fees incurred in connection with this Fourth Amendment.

SECTION 8.Reference to and Effect on the Loan Agreement.

(a)Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder" "hereof", "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b)Except as specifically amended above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement.

SECTION 9.Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 10.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof) of the State of Nebraska.

SECTION 10.Costs and Expenses.  Borrowers agree to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank with respect thereto and with respect to advising Bank as to its rights and responsibilities under this Amendment.

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[BORROWERS SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

CDOR KCI LOFT, LLC, a Delaware limited liability company

By:  /s/ Bill Blackham________________________

Name: Bill Blackham

Its:  President

TRS KCI LOFT, LLC, a Delaware limited liability company

By:  /s/ Bill Blackham________________________

Name: Bill Blackham

Its:  President

GUARANTOR CONSENT

The undersigned hereby (i) acknowledges and consents to this Fourth Amendment to Loan Agreement and (ii) confirms that the undersigned's Guaranty remains in full force and effect and guarantees all obligations of Borrower under the Loan Agreement as amended.

GUARANTOR:

CONDOR HOSPITALITY TRUST, INC., a Maryland corporation

By: /s/ Bill Blackham_____________________

Name: Bill Blackham

Its:  President

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[BANK SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AGREEMENT]

BANK:

GREAT WESTERN BANK

By:  /s/ Kraig Williams________________________

Kraig Williams, SVP Commercial Real Estate

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